Exhibit 99.1

200 Sandpointe Avenue | Suite 700 Santa Ana, CA 92707-5759 657.335.3665 www.ducommun.com

NEWS RELEASE

Ducommun Announces New Credit Facility

Provides Financial Flexibility and Support through 2025

SANTA ANA, California (November 26, 2018) – Ducommun Incorporated (NYSE:DCO) (“Ducommun” or the “Company”) today announced that, effective November 21, 2018, it entered into a new credit facility, consisting of a $100 million revolving line of credit and a $240 million term loan, to replace its existing debt structure. In connection with the transaction, the Company extinguished its existing $200 million revolving line of credit and its $275 million term loan, both of which mature in June 2020. The new revolving line of credit matures in November 2023 and the new term loan matures in November 2025.

The initial variable interest rate on the new revolving line of credit will be LIBOR plus 2.25%, subject to adjustments based on the Company’s leverage ratio, and the rate on the new term loan will be LIBOR plus 4.00%, amortizing 1% annually.

“This new credit facility will provide financial support through 2025,” said Stephen G. Oswald, the Company’s chairman, president and chief executive officer. “Ducommun has made tremendous strides in the last two years positioning the company for higher growth and improved operating performance. The refinancing of our debt allows for stability and flexibility as we continue to move forward building the business”.

Detailed information regarding the new credit facility is included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission.

About Ducommun Incorporated

Ducommun Incorporated delivers value-added, innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the company specializes in two core areas – Electronic Systems and Structural Systems – to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit www.ducommun.com.

Forward Looking Statements

This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: the impact of the Company’s debt service obligations and restrictive debt covenants; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, and could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and through the Company’s website).

CONTACTS:

Douglas L. Groves, Vice President, Chief Financial Officer and Treasurer, 657.335.3665

Chris Witty, Investor Relations, 646.438.9385, cwitty@darrowir.com

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